SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  August 19, 1999


                          AUTHENTIC FITNESS CORPORATION
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           (Exact name of Registrant as Specified in its Charter)


           Delaware                 1-11202                  95-4268251
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       (State or other        (Commission File           (I.R.S. Employer
        jurisdiction of           Number)                Identification
         incorporation)                                       Number)


        6040 Bandini Blvd.
       Commerce, California                              90040
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    (Address of principal executive offices)           (Zip Code)


                               (323) 726-1262
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            (Registrant's telephone number, including area code)


                                    N/A
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       (Former name or former address, if changed since last report)



 Item 5.  Other Events.

                On August 19, 1999, the Board of Directors of Authentic Fitness Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on August 31, 1999. Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock") at a Purchase Price of $75.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent. Capitalized words used but not otherwise defined shall have the meaning ascribed to them in the Rights Agreement.

           Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (other than as set forth below), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other shareholders, or a person enters into an Acquisition Transaction (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. With respect to existing Company stockholders currently beneficially owning in excess of 15% of the outstanding Common Stock of the Company, a Distribution Date will not occur until such person acquires an additional 1% of the Company's Common Stock.

           The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 31, 2009, unless earlier redeemed or extended by the Company as described below.

           As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

           Other than as set forth above, in the event that a person becomes the beneficial owner of more than 15% of the then outstanding Common Stock or enters into an Acquisition Transaction, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

           For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200.00 worth of Common Stock (or other consideration, as noted above) for $100.00. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $100.00.

           In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

           At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.0l per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.0l redemption price. The foregoing notwithstanding, the rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest unless certain prescribed procedures designed to establish the entire fairness of the redemption are followed.

           Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

           Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date.
 After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

           The Rights Agreement, dated as of August 19, 1999, between the Company and The Bank of New York, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.


 Item 7.  Financial Statements and Exhibits.

 (c)  Exhibits.

 Exhibit No.         Description
 -----------         -----------
      4              Rights Agreement, dated as of August 19, 1999, between
                     Authentic Fitness Corporation and The Bank of New York, which includes as Exhibit B thereto, the Form of Rights
                     Certificate.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               AUTHENTIC FITNESS CORPORATION
                                      (Registrant)


                               BY: /s/ Stanley P. Silverstein
                                  ----------------------------------
                                   Name:  Stanley P. Silverstein
                                   Title: General Counsel



 Dated:   August 19, 1999


                             INDEX TO EXHIBITS

 Exhibit No.            Description                                 Page
 -----------            -----------                                 ----
      4       Rights Agreement, dated as of August 19, 1999,         6
              between Authentic Fitness Corporation and The
              Bank of New York, which includes as Exhibit B thereto, the Form of Rights Certificate.